As filed with the Securities and Exchange Commission on January 18, 2001

                                                      Registration No. 333-43788

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                AMENDMENT NO.4
                                      To
                                   FORM S-1
                                      On
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         FiberNet Telecom Group, Inc.

            (Exact name of Registrant as specified in its charter)

            Delaware                             4813                     52-2255974
 (State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)       Classification Code Number)     Identification No.)

                             570 Lexington Avenue
                           New York, New York 10022
                                (212) 405-6200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                Michael S. Liss
                     President and Chief Executive Officer
                         FiberNet Telecom Group, Inc.
                             570 Lexington Avenue
                           New York, New York 10022
                                (212) 405-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy To:

                              Gordon Caplan, Esq.
                          Mintz, Levin, Cohn, Ferris,
                            Glovsky and Popeo, P.C.
                                Chrysler Center
                               666 Third Avenue
                           New York, New York 10022
                                (212) 935-3000

          Approximate date of commencement of proposed sale to public: From time to time after the date on which this registration statement becomes effective.

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                         (continued on following page)

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               EXPLANATORY NOTE
                               ----------------


      The purpose of this Amendment No. 4 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16 of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

  SEC Registration Fee.......................................  $   39,563
  Nasdaq National Market Additional Listing Fee..............      25,000*
  Printing and Engraving Fees................................     150,000*
  Legal Fees and Expenses....................................     500,000*
  Accounting Fees and Expenses...............................     250,000*
  Blue Sky Fees and Expenses.................................      10,000*
  Transfer Agent and Registrar Fees..........................      10,000*
  Miscellaneous..............................................     115,437*
                                                                ----------
                                                                1,100,000
  Total......................................................   ==========

     *  Estimated

Item 15.   Indemnification of Directors and Officers.

     Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was one of our directors or officers or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, that is one brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law,
Article VII of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

     . from any breach of the director's duty of loyalty to us or our stockholders;

     . from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     .    under Section 174 of the Delaware General Corporation Law; and

     . from any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that we must indemnify our directors, officers, and employees to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. We have purchased directors and officers liability insurance, which provides coverage against specified liabilities.

Item 16.  Exhibits.

The following exhibits are filed with this registration statement:

  Exhibit
  -------
  Number                         Description of Exhibit
 --------       ----------------------------------------------------

    2.1 Agreement and Plan of Reorganization, dated as of June 2, 2000, by and among us, FiberNet Holdco, Inc., FiberNet Merger Sub, Inc., Devnet Merger Sub, LLC, Devnet L.L.C. and FP Enterprises L.L.C. (excluding the annexes, schedules and exhibits thereto) (incorporated by reference to Exhibit 2.1 to our Form 8-K filed on June 8, 2000).

   *4.1      Form of certificate for our Common Stock.

   *4.2 Form of Warrant to purchase our Common Stock at a purchase price of $0.67 per share, issued in connection with a private placement on May 7, 1999.

   *4.3 Form of Warrant to purchase our Common Stock at a purchase price of $1.50 per share, issued in connection with a private placement on May 7, 1999.

    4.4 Stockholders Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein (incorporated by reference to Exhibit H of Schedule 13D, filed on May 17, 1999 with respect to our Common Stock).

    4.5 Registration Rights Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein (incorporated by reference to Exhibit I of Schedule 13D filed on May 17, 1999 with respect to our Common Stock).

    *4.6 Amendment, dated as of June 30, 1999, between FiberNet Telecom Group, Inc. and Signal Capital Partners, L.P. (currently known as Signal Equity Partners, L.P.), as the Majority in Interest of the Purchasers, to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

    4.7 Second Amendment, dated as of June 30, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein (incorporated by reference to Exhibit 4.2 to our Form 8-K filed on July 11, 2000).

 Exhibit
 -------
  Number                         Description of Exhibit
 --------       ----------------------------------------------------


    4.8 Third Amendment, dated as of July 28, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on August 4, 2000).

    4.9 Fourth Amendment, dated as of August 11, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein. (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on August 15, 2000).

   *4.10 Fifth Amendment, dated as of August 28, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority of Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.


   4.11 Warrant Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc. (incorporated by reference to Exhibit 4.2 of our Form 10-QSB filed on May 15, 2000).

   *4.12 Warrant Agreement, dated as of July 31, 2000 by and among us and First Union National Bank.

   4.13 Warrant Escrow Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc., Toronto Dominion (Texas), Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.3 of our Form 10-QSB filed on May 15, 2000).

   4.14 Registration Rights Agreement, dated as of June 30, 2000, between FiberNet Telecom Group and Nortel Networks Inc. (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on July 11, 2000).

   *4.15     Form of Senior Indenture

   *4.16     Form of Subordinated Indenture

   +4.17     Form of Warrant.

   +4.18     Form of Certificate of Designation of Preferred Stock.

  **5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of Securities being registered.

 Exhibit
 -------
Number                            Description of Exhibit
-------           --------------------------------------------------------------


   *10.1 Master Purchase Agreement dated as of December 31, 1999, between us and Nortel Networks Inc.


   *10.2 Employment Agreement, dated as of January 18, 2000 between us and Lance L. Mickel.


   *10.3  Note in favor of First Union National Bank dated as of July 31, 2000.


   *10.4 Employment Agreement dated as of May 23, 2000 between us and Allan Zendle.


   *10.5 Employment Agreement dated as of June 17, 2000 between us and Warren Miller.


   *10.6 First Amendment and Consent to the Credit Agreement, dated as of July 14, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc.


   *10.7 Second Amendment to the Credit Agreement, dated as of July 28, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc.

   *10.8 First Amendment to Borrower Pledge Agreement, dated as of August 7, 2000, between FiberNet Operations, Inc., and Deutsche Bank AG New York Branch.


   *10.9 Subsidiary Security Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.

  *10.10 Subsidiary Guaranty Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.


  *10.11 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.


  *10.12 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.


  *10.13 Guaranty Agreement, dated as of July 14, 2000, by and between us and Deutsche Bank AG New York Branch.


  *10.14 Security Agreement, dated as of July 14, 2000, by and between us and Deutsche Bank AG New York Branch.

 Exhibit
 -------
Number                            Description of Exhibit
-------           --------------------------------------------------------------

  *10.15 Assignment and Assumption Agreement, dated as of August 11, 2000, by and between us and FiberNet Operations, Inc.

  *10.16 Amendment Number 1 to Master Purchase Agreement, effective as of June 22, 2000, between us and Nortel Networks Inc.

  **23.1  Consent of Arthur Andersen LLP.


  **23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. included in Exhibit 5.1.

  **23.3 Consent of Mendelsohn Kary Bell & Natoli, P.C., Certified Independent Auditors.


   *24.1  Powers of Attorney.

 *  Previously filed.
**  Filed herewith.
 + To be filed by amendment or subsequently incorporated by reference into this registration statement.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, repres ent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 18, 2001.


                                      FiberNet Telecom Group, Inc.

                                             /s/ Michael S. Liss
                                      By:
                                                 Michael S. Liss
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

           Signature                          Title                     Date
---------------------------      -----------------------------     ------------------
/s/ Michael S. Liss              President, Chief Executive          January 18, 2001
                                 Officer, and Director
                                 (principal executive officer)
    Michael S. Liss


/s/   Jon A. DeLuca              Chief Financial Officer             January 18, 2001
                                 (principal financial and
                                 accounting officer)
      Jon A. DeLuca


/s/ Roy (Trey) D. Farmer III     Chief Operating Officer,            January 18, 2001
                                 Executive Vice President and
    Roy (Trey) D. Farmer III     Director


             *                   Director                            January 18, 2001

    Timothy P. Bradley

           Signature                          Title                       Date
-------------------------------  -------------------------------  --------------------

               *                            Director                January 18, 2001

       Steven G. Chrust


               *                            Director                January 18, 2001

      Philip L. DiGennaro


               *                            Director                January 18, 2001

      Charles J. Mahoney


               *                            Director                January 18, 2001

       Richard E. Sayers


               *                            Director                January 18, 2001

        William Vrattos

* By executing his name hereto, Michael S. Liss is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                             /s/   Michael S. Liss
By:
                                   Michael S. Liss
                                   Attorney-in-fact

                                 EXHIBIT INDEX

The following exhibits are filed with this registration statement:

 Exhibit
 -------
Number                            Description of Exhibit
-------           --------------------------------------------------------------

    2.1 Agreement and Plan of Reorganization, dated as of June 2, 2000, by and among us, FiberNet Holdco, Inc., FiberNet Merger Sub, Inc., Devnet Merger Sub, LLC, Devnet L.L.C. and FP Enterprises L.L.C. (excluding the annexes, schedules and exhibits thereto) (incorporated by reference to Exhibit 2.1 to our Form 8-K filed on June 8, 2000).

   *4.1      Form of certificate for our Common Stock.

   *4.2 Form of Warrant to purchase our Common Stock at a purchase price of $0.67 per share, issued in connection with a private placement on May 7, 1999.

   *4.3 Form of Warrant to purchase our Common Stock at a purchase price of $1.50 per share, issued in connection with a private placement on May 7, 1999.

    4.4 Stockholders Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein (incorporated by reference to Exhibit H of Schedule 13D, filed on May 17, 1999 with respect to our Common Stock).

    4.5 Registration Rights Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein (incorporated by reference to Exhibit I of Schedule 13D filed on May 17, 1999 with respect to our Common Stock).

   *4.6 Amendment, dated as of June 30, 1999, between FiberNet Telecom Group, Inc. and Signal Capital Partners, L.P. (currently known as Signal Equity Partners, L.P.), as the Majority in Interest of the Purchasers, to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

    4.7 Second Amendment, dated as of June 30, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein (incorporated by reference to Exhibit 4.2 to our Form 8-K filed on July 11, 2000).

    4.8 Third Amendment, dated as of July 28, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on August 4, 2000).

 Exhibit
 -------
Number                            Description of Exhibit
-------           --------------------------------------------------------------

    4.9 Fourth Amendment, dated as of August 11, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein. (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on August 15, 2000).

   *4.10 Fifth Amendment, dated as of August 28, 2000, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority of Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

    4.11 Warrant Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc. (incorporated by reference to Exhibit 4.2 of our Form 10-QSB filed on May 15, 2000).

   *4.12 Warrant Agreement, dated as of July 31, 2000 by and among us and First Union National Bank.

    4.13 Warrant Escrow Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc., Toronto Dominion (Texas), Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.3 of our Form 10-QSB filed on May 15, 2000).

    4.14 Registration Rights Agreement, dated as of June 30, 2000, between FiberNet Telecom Group and Nortel Networks Inc. (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on July 11, 2000).

   *4.15     Form of Senior Indenture

   *4.16     Form of Subordinated Indenture

   +4.17     Form of Warrant.

   +4.18     Form of Certificate of Designation of Preferred Stock.

  **5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of Securities being registered.

  *10.1 Master Purchase Agreement dated as of December 31, 1999, between us and Nortel Networks Inc.

  *10.2 Employment Agreement, dated as of January 18, 2000 between us and Lance L. Mickel.

  *10.3      Note in favor of First Union National Bank dated as of July 31,
             2000.

 Exhibit
 -------
Number                            Description of Exhibit
-------           --------------------------------------------------------------

  *10.4     Employment Agreement dated as of May 23, 2000 between us and Allan
            Zendle.

  *10.5 Employment Agreement dated as of June 17, 2000 between us and Warren Miller.

  *10.6 First Amendment and Consent to the Credit Agreement, dated as of July 14, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc.

  *10.7 Second Amendment to the Credit Agreement, dated as of July 28, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc.

  *10.8     First Amendment to Borrower Pledge Agreement, dated as of August 7,
             2000, between FiberNet Operations, Inc., and Deutsche Bank AG New York Branch.

  *10.9 Subsidiary Security Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.

  *10.10 Subsidiary Guaranty Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.

  *10.11 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.

  *10.12 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.

  *10.13 Guaranty Agreement, dated as of July 14, 2000, by and between us and Deutsche Bank AG New York Branch.

  *10.14 Security Agreement, dated as of July 14, 2000, by and between us and Deutsche Bank AG New York Branch.

  *10.15 Assignment and Assumption Agreement, dated as of August 11, 2000, by and between us and FiberNet Operations, Inc.

  *10.16 Amendment Number 1 to Master Purchase Agreement, effective as of June 22, 2000, between us and Nortel Networks Inc.

   Exhibit
   -------
Number                            Description of Exhibit
------         ------------------------------------------------------------

  **23.1     Consent of Arthur Andersen LLP.


  **23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., included in Exhibit 5.1.


  **23.3 Consent of Mendelsohn Kary Bell & Natoli, P.C., Certified Independent Auditors.


   *24.1     Powers of Attorney.


*  Previously filed.
** Filed herewith.
+ To be filed by amendment or subsequently incorporated by reference into this registration statement.